Exhibit 10.3

Gerber Finance Inc.

488 Madison Avenue

New York, New York 10022

March 8, 2018

FIRST AMENDMENT TO LOAN AND SEC!JRITY A9REEMENT

First Amendment dated March 8, 2018 to Loan and Security Agreement dated as of November 6, 2017 (this "Amendment") is entered into among Kush Bottles Inc., Kim International Corporation ("Borrowers") and Gerber Finance Inc. ("Lender").

BACKGROUND

Borrowers and Lender are parties to a Loan and Security Agreement dated as of November 6, 2017 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") pursuant to which Lender provides financial accommodations to Borrower.

Borrower and Lender have agreed to amend the Loan Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)       The following defined terms in Section 1.1 are replaced in their entirety to read as below:

"Inventory Availability" means the amount of Revolving Credit Advances against Eligible Inventory Lender may from time to time make available to Borrowers up to the lesser of (a) forty percent (40%) of the value of Borrowers' Eligible Inventory (calculated on the basis of the lower of cost or market, on a first in first out basis) or (b) fifty percent (50%) of Accounts Receivable Availability.

"Maximum Revolving Amount" means FOUR MILLION DOLLARS ($4,000,000).

2. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent, each in a manner and pursuant to agreement form and substances satisfactory to Lender:

(a)              Lender shall have received this Amendment duly executed on behalf of Borrower;

(b)              Lender shall have received the Note Attached to this Amendment as Exhibit A duly executed on behalf of Borrower; and

(c)              Lender shall have received a fee in the amount of $22,250.00 which may be charged to Borrower's loan account as a Revolving Credit Advance.

3. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a)              This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b)              Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)              No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)              Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

4. Effect on the Loan Agreement.

(e)              Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(f)               Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(g)              The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other Credit Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

KUSH BOTTLES INC.		KIM INTERNATIONAL CORPORATION

By:	/s/ James McCormick	By:	/s/ James McCormick
Name:	James McCormick	Name:	James McCormick
Title:	COO and CFO	Title:	CFO and COO
Date:	3/19/2018	Date:	3/19/2018

GERBER FINANCE INC.

By:	/s/ Jennifer Palmer
Name:	Jennifer Palmer
Title:	President
Date:	3/29/2018

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$4,000,000.00	March 8, 2018

This Amended and Restated Promissory Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of November 6, 2018 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") by and among Kush Bottles Inc., a Nevada corporation, and Kim International Corporation, a California corporation ("Borrower", individually, "Initial Borrower" and, collectively, if more than one, the "Initial Borrowers"), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a "Borrower" under the Loan Agreement, herein called, individually, a "Borrower" and, collectively, the "Borrowers," and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a "Borrower" hereunder, all references herein to "Borrowers," "each Borrower," the "applicable Borrower," "such Borrower" or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrower or each one of them collectively) and Gerber Finance Inc. ("Lender"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrowers, jointly and severally, promise to pay to the order of Lender at its offices located at 488 Madison Avenue, New York, New York 10022 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(A)           the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), or if different from such amount, the unpaid principal balance of Loans as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(B)            interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Credit Documents, is entitled to the benefits of the Loan Agreement and the other Credit Documents, and is subject to all of the agreements, terms and conditions therein contained.

This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the other Credit Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, each Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Credit Documents; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Each Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Each Borrower agrees to pay to Lender all fees and expenses described in the Loan Agreement and the other Credit Documents.

KUSH BOTTLES INC.

By:	/s/ James McCormick
Name:	James McCormick
Title:	CFO

KIM INTERNATIONAL CORPORATION

By:	/s/ James McCormick
Name:	James McCormick
Title:	CFO